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                                                                    Exhibit 10.4


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                                OMNIBUS AGREEMENT

                                      AMONG

                           TEEKAY SHIPPING CORPORATION

                                TEEKAY GP L.L.C.

                           TEEKAY LNG OPERATING L.L.C.

                                       AND

                            TEEKAY LNG PARTNERS L.P.






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                                OMNIBUS AGREEMENT

      THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date (as defined herein), among Teekay Shipping Corporation, a Marshall Islands corporation ("Teekay"), Teekay GP L.L.C., a Marshall Islands limited liability company (including any permitted successors and assigns under the MLP Agreement (as defined herein), the "General Partner"), for itself and on behalf of the MLP in its capacity as general partner, Teekay LNG Operating L.L.C., a Marshall Islands limited liability company (the "OLLC"), and Teekay LNG Partners L.P., a Marshall Islands limited partnership (the "MLP").

                                R E C I T A L S:

      1. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles II and IV, with respect to (a) those business opportunities that the Teekay Entities (as defined herein) will not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Partnership Group (as defined herein) and accepted or declined.

      2. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles III and IV, with respect to (a) those business opportunities that the Partnership Group will not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to Teekay and accepted or declined.

      3. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article V, with respect to (a) Teekay's right of first offer relating to certain Crude Oil Assets (as defined herein) and (b) the MLP's right of first offer relating to certain LNG Assets (as defined herein).

      4. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article VI, with respect to certain indemnification obligations of Teekay.

      In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

      1.1    DEFINITIONS.

      As used in this Agreement, the following terms shall have the respective meanings set forth below:

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with,


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT
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the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agreement" means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 7.6 hereof.

      "Acquiring Party" has the meaning given such term in Section 4.1(a).

      "Bid LNG Assets" has the meaning given such term in Section 2.2(b).

      "Break-up Costs" means the aggregate amount of any and all additional taxes and other similar costs to (a) the Teekay Entities that would be required to transfer LNG Assets acquired by the Teekay Entities as part of a larger transaction to a Partnership Group Member pursuant to Section 2.2(a) or (b) the Partnership Group that would be required to transfer Crude Oil Assets acquired by the Partnership Group as part of a larger transaction to a Teekay Entity pursuant to Section 3.2(b).

      "Change of Control" means, with respect to any Person (the "Applicable Person"), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person's assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (c) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) other than Teekay or its Affiliates, with respect to the General Partner, being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

      "Closing Date" means the date of the closing of the initial public offering of common units representing limited partner interests in the MLP.

      "Conflicts Committee" means the Conflicts Committee of the Board of Directors of the General Partner.

      "Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among Teekay, the General Partner, the MLP, the


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT
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OLLC and Teekay Shipping Spain, S.L., together with the additional conveyance documents and instruments contemplated or referenced thereunder.

      "Contribution Assets" has the meaning given such term in Section 6.1.

      "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Covered Environmental Losses" means all environmental and toxic tort Losses suffered or incurred by the Partnership Group by reason of or arising out of:

      (i)   any violation or correction of violation of Environmental Laws; or

      (ii) any event or condition associated with ownership or operation by the Teekay Entities of the Contribution Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Contribution Assets or the disposal or release of Hazardous Substances generated by operation of the Contribution Assets), including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws and (C) the cost and expense for any environmental or toxic tort pre-trial, trial or appellate legal or litigation support work;

but only to the extent that such violation complained of under clause (i), or such events or conditions included in clause (ii), occurred before the Closing Date; and, provided that, in no event shall Losses to the extent arising from a change in any Environmental Law after the Closing Date be deemed "Covered Environmental Losses."

      "Crude Oil Assets" means crude oil tankers and related charters.

      "Crude Oil Restricted Business" has the meaning given such term in
Section 3.1.

      "Environmental Laws" means all federal, state, foreign and local laws, statutes, rules, regulations, orders, judgments and ordinances relating to protection of health and safety and the environment, including, without limitation, the United States federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, the Marine Mammal Protection Act, the Endangered Species Act, the National Environmental Policy Act, and other environmental conservation and protection laws, each as amended through the Closing Date.

      "Event of Loss" means any of the following events: (a) the actual or constructive total loss of a Suezmax Asset or the agreed or compromised total loss of a Suezmax Asset; (b) the


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT
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destruction of a Suezmax Asset; (c) the damage to a Suezmax Asset to an extent, determined in good faith by the Conflicts Committee within 90 days after the occurrence of such damage, as shall make repair thereof uneconomical or shall render such Suezmax Asset permanently unfit for normal use (other than obsolescence); or (d) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of a Suezmax Asset that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred:
(i) in the event of the destruction or other actual total loss of a Suezmax Asset, on the date of such loss; (ii) in the event of a constructive, agreed or compromised total loss of a Suezmax Asset, on the date of determination of such total loss pursuant to the relevant insurance policy; (iii) in the case of any event referred to in clause (c) above, upon such determination by the General Partner; or (iv) in the case of any event referred in clause (d) above, on the date six months after the occurrence of such event.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "First Offer Negotiation Period" has the meaning given such term in
Section 5.2.

      "Fully-Built-Up Cost"" means, with respect to an LNG Asset to be acquired or leased (pursuant to a capitalized lease obligation) by a Partnership Group Member, the aggregate amount of all expenditures incurred (or to be incurred prior to delivery to the Partnership Group Member) to acquire or construct and bring such LNG Asset to the condition and location necessary for its intended use by the Partnership Group Member.

      "General Partner" is defined in the introduction to this Agreement.

      "Hazardous Substances" means (a) substances which contain substances defined in or regulated under applicable Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) any substances with respect to which a federal, state, foreign or local agency requires environmental investigation, monitoring, reporting or remediation; (e) any hazardous waste or solid waste, within the meaning of any Environmental Law; (f) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (g) any radioactive material; and (h) any asbestos-containing materials that represent a health hazard.

      "LNG" means liquefied natural gas.

      "LNG Assets" means LNG carriers and related time charters.

      "LNG Restricted Business" has the meaning given such term in Section 2.1.

      "Losses" means losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys' and experts' fees) of any and every kind or character; provided,


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT
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however, that such term shall not include any special, indirect, incidental or consequential damages.

      "MLP" is defined in the introduction to this Agreement.

      "MLP Agreement" means the First Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for purposes of this Agreement unless consented to by each of the Parties to this Agreement.

      "Offer" has the meaning given such term in Section 4.1.

      "Offered Assets" has the meaning given such term in Section 4.1.

      "Offeree" has the meaning given such term in Section 4.1.

      "Offer Period" has the meaning given such term in Section 4.1.

      "OLLC" is defined in the introduction to this Agreement.

      "Parties" means the parties to this Agreement and their successors and permitted assigns.

      "Partnership Entities" means the General Partner, the MLP, the OLLC and any Person controlled by any such entity.

      "Partnership Group" means the MLP, the OLLC and any Person controlled by any such entity.

      "Partnership Group Member" means any Person in the Partnership Group.

      "Person" means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

      "Potential Transferee" has the meaning given such term in Section 5.2.

      "Re-Charter" means the chartering of an LNG Asset or a Crude Oil Asset pursuant to a time charter contract with a term of at least three (3) years in the event that its existing charter expires or is terminated early (including, without limitation, the chartering of any Replacement Suezmax Asset but only if the charter party for the Replacement Suezmax Asset is not the same charter party (or an Affiliate of such charter party) as for the replaced Suezmax Asset).

      "Replacement Suezmax Assets" means any Suezmax tankers that replace any Suezmax Assets upon (a) an Event of Loss or (b) the replacement of a time-charter arrangement existing as of the Closing Date where the original Suezmax Asset which was subject to such time charter


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                                OMNIBUS AGREEMENT
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has been sold or transferred due to the exercise by the charter party of its right under the time charter to cause such sale or transfer.

      "Restricted Business" means, as applicable, the LNG Restricted Business or the Crude Oil Restricted Business.

      "Sale Assets" has the meaning given such term in Section 5.2.

      "Suezmax Assets" means the Suezmax tankers included in the Contribution Assets and any Replacement Suezmax Assets relating to such original Suezmax tankers.

      "Teekay Entities" means Teekay and any Person controlled, directly or indirectly, by Teekay other than the Partnership Entities.

      "Transfer" means any transfer, assignment, sale or other disposition of any LNG Assets by a Teekay Entity or of any Crude Oil Assets by a Partnership Group Member; provided, however, that such term shall not include: (a) transfers, assignments, sales or other dispositions from a Teekay Entity to another Teekay Entity or from a Partnership Group Member to another Partnership Group Member; (b) transfers, assignments, sales or other dispositions pursuant to the terms of any related charter or other agreement with a charter party; (c) transfers, assignments, sales or other dispositions pursuant to Article II or III of this Agreement; or (d) grants of security interests in or mortgages or liens on such LNG Assets or Crude Oil Assets in favor of a bona fide third-party lender (but not the foreclosing of any such security interest, mortgage or lien).

      "Transfer Notice" has the meaning given such term in Section 5.2.

      "Transferring Party" has the meaning given such term in Section 5.2.

      "Voting Securities" means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

                                   ARTICLE II
                      LNG RESTRICTED BUSINESS OPPORTUNITIES

      2.1 LNG RESTRICTED BUSINESSES. Subject to Section 7.4 and except as permitted by Section 2.2, each of the Teekay Entities shall be prohibited from engaging in or acquiring or investing in any business (each an "LNG Restricted Business") that owns, operates or charters LNG Assets.

      2.2 PERMITTED EXCEPTIONS. Notwithstanding any provision of Section 2.1 to the contrary, the Teekay Entities may engage in the following activities under any of the following circumstances:

            (a) the ownership and/or operation of any LNG Assets that they acquire after the date of this Agreement if:


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                                OMNIBUS AGREEMENT
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                  (i)   such LNG Assets are acquired as part of a business in a
      transaction in which the fair market value of such LNG Assets represents less than a majority of the fair market value (as determined in good faith by the board of directors of Teekay) of the total assets or business acquired; and

                  (ii) the Teekay Entity has offered the General Partner the opportunity for any of the Partnership Group Members to purchase such LNG Assets in accordance with the procedures set forth in Section 4.1 and the General Partner, with the approval of the Conflicts Committee, has elected not to cause any Partnership Group Member to purchase such LNG Assets;

            (b) the ownership, operation and/or chartering of LNG Assets that
(i) are subject to an offer to purchase by a Teekay Entity as described in
Section 2.2(a)(ii) or (ii) subject to Section 4.1, relate to a tender, bid or award for a proposed LNG project that a Teekay Entity has submitted or received (or hereafter submits or receives) (such LNG Assets in clause (ii) being referred to herein as "Bid LNG Assets"), in each case pending the applicable offer of such LNG Assets to the General Partner and the General Partner's determination pursuant to Section 4.1 whether to purchase the LNG Assets and, if the General Partner's Conflicts Committee determines to cause a Partnership Group Member to purchase such LNG Assets, pending the closing of such purchase;

            (c) the provision by Teekay Entities of ship management services relating to an LNG Restricted Business;

            (d) the acquisition of up to a 9.9% equity ownership, voting or profit participation interest in any publicly traded Person (other than the MLP) that engages in an LNG Restricted Business;

            (e) the ownership, operation and/or chartering of any LNG Assets with respect to which the General Partner has advised Teekay that the General Partner has elected, with the approval of the Conflicts Committee, not to cause a Partnership Group Member to acquire (or seek to acquire); or

            (f) the ownership and/or operation by Teekay Entities of the LNG Assets subject to the Stock Purchase Agreement dated as of ___________, 2005, between Teekay and the MLP if the MLP fails to perform its obligations to purchase (or to cause other Partnership Group Members to purchase) such LNG Assets under such agreement.

                                  ARTICLE III
                   CRUDE OIL RESTRICTED BUSINESS OPPORTUNITIES

      3.1 CRUDE OIL RESTRICTED BUSINESSES. Subject to Section 7.4 and except as permitted by Section 3.2, each Partnership Group Member shall be prohibited from engaging in or acquiring or investing in any business (each a "Crude Oil Restricted Business") that owns, operates or charters Crude Oil Assets.


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT
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      3.2   PERMITTED EXCEPTIONS. Notwithstanding any provision of Section 3.1 to the contrary, the Partnership Group Members may engage in the following activities under any of the following circumstances:

            (a) the ownership, operation and/or chartering of any of the Suezmax Assets, including any Replacement Suezmax Assets;

            (b) the ownership and/or operation of any Crude Oil Assets that it acquires after the date of this Agreement if:

                  (i) such Crude Oil Assets are acquired as part of a business in a transaction in which the fair market value of such Crude Oil Assets represents less than a majority of the fair market value (as determined in good faith by the General Partner's Conflicts Committee) of the total assets or business acquired; and

                  (ii) the Partnership Group Member has offered Teekay the opportunity for Teekay or any other Teekay Entity to purchase such Crude Oil Assets in accordance with the procedures set forth in Section 4.1 and Teekay has elected not to purchase and not to cause another Teekay Entity to purchase such Crude Oil Assets;

            (c) the ownership, operation and/or chartering of Crude Oil Assets that are subject to an offer by a Partnership Group Member as described in
Section 3.2(b) pending Teekay's determination whether to purchase the Crude Oil Assets and, if Teekay determines to cause a Teekay Entity to purchase such Crude Oil Assets, pending the closing of such purchase;

            (d) the acquisition of up to a 9.9% equity ownership, voting or profit participation interest in any publicly traded Person that engages in a Crude Oil Restricted Business; or

            (e) the ownership and/or operation by a Partnership Group Member of any Crude Oil Assets with respect to which Teekay has previously advised the General Partner that Teekay has elected not to cause a Teekay Entity to acquire (or seek to acquire).

                                   ARTICLE IV
                        BUSINESS OPPORTUNITIES PROCEDURES

      4.1 PROCEDURES. In the event that (a) a Partnership Group Member acquires Crude Oil Assets as part of a larger transaction in accordance with
Section 3.2(b), (b) a Teekay Entity acquires LNG Assets as part of a larger transaction in accordance with Section 2.2(a), or (c) a Teekay Entity is awarded a contract for the transportation requirements for all or any portion of any proposed LNG project for which a Teekay Entity has tendered or submitted a bid, then (i) not later than 30 days after the consummation of the acquisition (in the case of clause (a) or (b) above) or (ii) not later than 180 days before the scheduled delivery date of the relevant Bid LNG Asset (in the case of clause (c) above), such acquiring Party (the "Acquiring Party") shall notify (A) Teekay, in the case of an acquisition by a Partnership Group Member of Crude Oil Assets or
(B) the General Partner, in the case of an acquisition by a Teekay Entity of LNG Assets or proposed acquisition of Bid LNG Assets of such acquisition (or proposed acquisition) and offer


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                                OMNIBUS AGREEMENT
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such party to be notified (each an "Offeree") the opportunity for the Offeree
(or, in the case of Teekay or the General Partner, any other Teekay Entity or Partnership Group Member, as applicable) to purchase such Crude Oil Assets, LNG Assets or Bid LNG Assets, as applicable (the "Offered Assets"), for (I) their fair market value (plus any Break-up Costs), in the case of clause (a) or (b) above) or (II) their Fully-Built-Up Cost, in the case of clause (c) above, in each case on commercially reasonable terms in accordance with this Section (the "Offer"). The Offer shall set forth the Acquiring Party's proposed terms relating to the purchase of the Offered Assets by the Offeree (or, in the case of Teekay or the General Partner, any other Teekay Entity or Partnership Group Member, as applicable), including any liabilities to be assumed by the Offeree as part of the Offer. As soon as practicable after the Offer is made, The Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Assets and reasonably requested by the Offeree. As soon as practicable, but in any event, within 90 days after receipt of such notification, the Offeree shall notify the Acquiring Party in writing that either:

            (a) the Offeree (with the concurrence of the Conflicts Committee if the Offeree is the General Partner) has elected not to purchase (or not to cause any of its permitted Affiliates to purchase) such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own, operate and charter such Offered Assets; or

            (b) the Offeree (with the concurrence of the Conflicts Committee if the Offeree is the General Partner) has elected to purchase (or to cause any of its permitted Affiliates to purchase) such Offered Assets, in which event the following procedures shall be followed:

                  (i) After the receipt of the Offer by the Offeree, the Acquiring Party and the Offeree shall negotiate in good faith, the fair market value (and any Break-up Costs) or the Fully-Built-Up Cost, as applicable, of the Offered Assets that are subject to the Offer and the other terms of the Offer on which the Offered Assets will be sold to the Offeree. If the Acquiring Party and the Offeree agree (with the concurrence of the Conflicts Committee) on the fair market value (and any Break-up Costs) or the Fully-Built-Up Cost, as applicable, of the Offered Assets that are subject to the Offer and the other terms of the Offer during the 30-day period (the "Offer Period") after receipt by the Acquiring Party of the Offeree's election to purchase (or to cause any permitted Affiliate of the Offeree to purchase) the Offered Assets, the Offeree shall purchase (or cause any of its permitted Affiliates to purchase) the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached.

                  (ii) If the Acquiring Party and the Offeree are unable to agree on the fair market value (and any Break-up Costs) or the Fully-Built-Up Cost, as applicable, of the Offered Assets that are subject to the Offer or on any other terms of the Offer during the Offer Period, the Acquiring Party and the Offeree will engage an independent ship broker and/or an independent investment banking firm prior to the end of the Offer Period to determine the fair market value (and any Break-up Costs) or the Fully-Built-Up Cost, as applicable, of the Offered Assets and/or the other terms on which the Acquiring


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT
                                      -9-
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      Party and the Offeree are unable to agree. In determining the fair market value or the Fully-Built-Up Cost of the Offered Assets and other terms on which the Offered Assets are to be sold, the ship broker or investment banking firm, as applicable, will have access to the proposed sale and purchase values and terms for the Offer submitted by the Acquiring Party and the Offeree, respectively, and to all information prepared by or on behalf of the Acquiring Party relating to the Offered Assets and reasonably requested by such ship broker or investment banking firm. Such ship broker or investment banking firm will determine the fair market value (and any Break-up Costs) or Fully-Built-Up Cost of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree within 60 days of its engagement and furnish the Acquiring Party and the Offeree its determination. The fees and expenses of the ship broker or investment banking firm, as applicable, will be divided equally between the Acquiring Party and the Offeree. Upon receipt of such determination, the Offeree will have the option, but not the obligation, to (with the concurrence of the Conflicts Committee if the Offeree is the General Partner):

                        (A) purchase the Offered Assets for the fair market value (and any Break-up Costs) or Fully-Built-Up Cost, as applicable, and on the other terms determined by the ship broker or investment banking firm, as soon as commercially practicable after determinations have been made; or

                        (B) elect not to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own and operate such Offered Assets.

      4.2 SCOPE OF PROHIBITION. If any Party or its Affiliates engages in the ownership or operation of a Restricted Business pursuant to any of the exceptions described in Section 2.2 or 3.2, as applicable, the Party and its Affiliates may not subsequently expand that portion of their business other than pursuant to the exceptions contained in such Section 2.2 or 3.2. Except as otherwise provided in this Agreement and the MLP Agreement, each Party and its Affiliates shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the Teekay Entities or the Partnership Group.

      4.3 ENFORCEMENT. Each Party agrees and acknowledges that the other Parties do not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article IV, and that any breach by any such Party of its covenants and agreements set forth in this
Article IV would result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article IV of this Agreement.


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                                OMNIBUS AGREEMENT
                                      -10-
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                                   ARTICLE V
                              RIGHTS OF FIRST OFFER

      5.1   RIGHTS OF FIRST OFFER.

            (a) The Partnership Group hereby grants Teekay a right of first offer on any proposed Transfer or Re-Charter by any Partnership Group Member of any Crude Oil Assets owned or acquired by any Partnership Group Member. The Teekay Entities hereby grant the MLP a right of first offer on any proposed Transfer or Re-Charter of any LNG Assets owned or acquired by any Teekay Entity.

            (b) The Parties acknowledge that all potential Transfers or Re-Charters of Crude Oil Assets or LNG Assets pursuant to this Article V are subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all existing agreements in respect of such Crude Oil Assets or LNG Assets, as applicable.

      5.2 PROCEDURES FOR RIGHTS OF FIRST OFFER. In the event that a Partnership Group Member or a Teekay Entity (as applicable, the "Transferring Party") proposes to Transfer or Re-Charter any Crude Oil Assets or LNG Assets, as applicable (the "Sale Assets"), prior to engaging in any negotiation for such Transfer or Re-Charter with any non-affiliated third party or otherwise offering to Transfer or Re-Charter the Sale Assets to any non-affiliated third party, such Transferring Party shall give Teekay or the MLP, as applicable (the "Potential Transferee"), written notice setting forth all material terms and conditions (including, without limitation, the purchase price (in the event of a Transfer) or the terms of the charter agreement (in the event of a Re-Charter) and a description of the Sale Asset(s) on which such Transferring Party desires to Transfer or Re-Charter the Sale Assets (the "Transfer Notice"). The material terms set forth in the Transfer Notice shall have been approved, in any case where a Partnership Group Member is the Transferring Party, by the Conflicts Committee of the General Partner. The Transferring Party then shall be obligated to negotiate in good faith for a 30-day period following the delivery by the Transferring Party of the Transfer Notice (the "First Offer Negotiation Period") to reach an agreement for the Transfer or Re-Charter of such Sale Assets to the Potential Transferee or any of its Affiliates on the terms and conditions set forth in the Transfer Notice. If no such agreement with respect to the Sale Assets is reached during the First Offer Negotiation Period, and the Transferring Party has not Transferred or Re-Chartered, or agreed in writing to Transfer or Re-Charter, such Sale Assets to a third party within 180 days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those include in the Transfer Notice, then the Transferring Party shall not thereafter Transfer or Re-Charter any of the Sale Assets without first offering such assets to the applicable Potential Transferee in the manner provided above.

                                   ARTICLE VI
                                 INDEMNIFICATION

      6.1   TEEKAY INDEMNIFICATION. Subject to the provisions of Section 6.2 and
Section 6.3, Teekay shall indemnify, defend and hold harmless the Partnership Group from and against:


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT

(a) any Covered Environmental Losses relating to the assets contributed by the Teekay Entities to the Partnership Group prior to or on the Closing Date (the "Contribution Assets") to the extent that Teekay is notified by the General Partner of any such Covered Environmental Losses within five (5) years after the Closing Date; (b) Losses to the Partnership Group arising from (i) the failure of the Partnership Group, immediately after the Closing Date, to be the owner of such valid leasehold interests or fee ownership interests in and to the Contribution Assets as are necessary to enable the Partnership Entities to own and operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the Teekay Entities immediately prior to the Closing Date or (ii) the failure of the Partnership Entities to have on the Closing Date any consent or governmental permit necessary to allow the Partnership Entities to own or operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the Teekay Entities immediately prior to the Closing Date, in each of clauses (i) and (ii) above, to the extent that Teekay is notified by the General Partner of such Losses within two (2) years after the Closing Date; and
(d) all federal, state, foreign and local income tax liabilities attributable to the operation of the Contribution Assets prior to the Closing Date, including any such income tax liabilities of the Teekay Entities that may result from the consummation of the formation transactions for the Partnership Group and the General Partner, but excluding any federal, state, foreign and local income taxes reserved on the books of the Partnership Group on the Closing Date.

      6.2   LIMITATION REGARDING INDEMNIFICATION.

The aggregate liability of Teekay under Section 6.1(a) above shall not exceed $10 million. Furthermore, no claim may be made against Teekay for indemnification pursuant to Section 6.1(a) unless the aggregate dollar amount of all claims for indemnification pursuant to such section shall exceed $500,000, in which case Teekay shall be liable for claims for indemnification only to the extent such aggregate amount exceeds $500,000.

      6.3   INDEMNIFICATION PROCEDURES.

            (a) The Partnership Group Members agree that within a reasonable period of time after they become aware of facts giving rise to a claim for indemnification pursuant to Section 6.1, they will provide notice thereof in writing to Teekay specifying the nature of and specific basis for such claim.

            (b) Teekay shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Group that are covered by the indemnification set forth in
Section 6.1, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld) of the Partnership Group (with the concurrence of the Conflicts Committee) unless it includes a full release of the Partnership Group from such matter or issues, as the case may be.


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT

            (c) The Partnership Group Members agree to cooperate fully with Teekay with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 6.1, including, without limitation, the prompt furnishing to Teekay of any correspondence or other notice relating thereto that the Partnership Group may receive, permitting the names of the members of the Partnership Group to be utilized in connection with such defense, the making available to Teekay of any files, records or other information of the Partnership Group that Teekay considers relevant to such defense and the making available to Teekay of any employees of the Partnership Group; provided, however, that in connection therewith Teekay agrees to use reasonable efforts to minimize the impact thereof on the operations of the Partnership Group and further agrees to maintain the confidentiality of all files, records and other information furnished by a Partnership Group Member pursuant to this Section
6.3. In no event shall the obligation of the Partnership Group to cooperate with Teekay as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Group an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article VI; provided, however, that the Partnership Group Members may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. Teekay agrees to keep any such counsel hired by the Partnership Group reasonably informed as to the status of any such defense (including providing such counsel with such information related to any such defense as such counsel may reasonably request) but Teekay shall have the right to retain sole control over such defense.

In determining the amount of any Loss for which any of the members of the Partnership Group is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Partnership Group, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Partnership Group as a result of such claim, and (ii) all amounts recovered by the Partnership Group under contractual indemnities from third Persons. The Partnership hereby agrees to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities; provided, however, that the costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) of the Partnership Group in connection with such efforts shall be promptly reimbursed by Teekay in advance of any determination of whether such insurance proceeds or other amounts will be recoverable.

                                  ARTICLE VII
                                 MISCELLANEOUS

      7.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of New York, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another jurisdiction. Each party hereby submits to the jurisdiction of the state and federal courts located in the State of New York and to venue in New York, New York.

      7.2 NOTICE. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the mail,


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT
addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party's signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section.

      7.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

      7.4 TERMINATION. The provisions of Articles II, III, IV and V of this Agreement (but not less than all of such Articles) may be terminated by (a) Teekay upon notice to the other Parties upon a Change of Control of Teekay and
(b) the General Partner upon notice to the other Parties upon a Change of Control of the General Partner.

      7.5 WAIVER; EFFECT OF WAIVER OR CONSENT. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto or (b) waive compliance with any agreement or condition contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the party or parties to be bound thereby; provided, however, that the MLP and the OLLC may not, without the prior approval of the Conflicts Committee, agree to any extension or waiver of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of common units of the MLP. No waiver or consent, express or implied, by any party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

      7.6 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the MLP and the OLLC may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of common units of the MLP.

      7.7 ASSIGNMENT. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT

      7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

      7.9 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      7.10 GENDER, PARTS, ARTICLES AND SECTIONS. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

      7.11 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

      7.12 WITHHOLDING OR GRANTING OF CONSENT. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

      7.13 LAWS AND REGULATIONS. Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

      7.14 INCENTIVE FEES. Nothing in this Agreement shall prohibit the MLP from paying to Teekay or any other Teekay Entity certain incentive fees that are approved by the Conflicts Committee, in its sole discretion, and which relate to LNG projects provided to the MLP by Teekay or other Teekay Entities.

      7.15 NEGOTIATION OF RIGHTS OF TEEKAY, LIMITED PARTNERS, ASSIGNEES, AND THIRD PARTIES. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no shareholder of Teekay and no limited partner, member, assignee or other Person of the MLP or the OLLC shall have the right, separate and apart from Teekay, the MLP or the OLLC, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]


                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT
                                      -15-

      IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

                                       TEEKAY SHIPPING CORPORATION


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       Address for Notice:

                                       [                    ]
                                       Phone:  [            ]
                                       Fax:  [              ]
                                       Attention:  [        ]


                                       TEEKAY GP L.L.C.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       Address for Notice:

                                       [                    ]
                                       Phone:  [            ]
                                       Fax:  [              ]
                                       Attention:  [        ]




                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT
                                 SIGNATURE PAGE

                                      TEEKAY LNG OPERATING L.L.C.


                                      By:  Teekay LNG Partners L.P.,
                                           its sole member

                                           By:  Teekay GP L.L.C.,
                                                its general partner


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:


                                      Address for Notice:

                                      [                    ]
                                      Phone:  [            ]
                                      Fax:  [              ]
                                      Attention:  [        ]


                                      TEEKAY LNG PARTNERS L.P.


                                      By:  Teekay GP L.L.C., its general partner


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      Address for Notice:

                                      [                    ]
                                      Phone:  [            ]
                                      Fax:  [              ]
                                      Attention:  [        ]





                            TEEKAY LNG PARTNERS, L.P.
                                OMNIBUS AGREEMENT
                                 SIGNATURE PAGE